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                                                                    EXHIBIT 23.4

                                   LAW OFFICE
                                       OF
                               ROBERT D. COCHRAN
                                  [LETTERHEAD]

                               November 22, 1999

    Re:    CONSENT

    The Law Office of Robert D. Cochran hereby consents to being named in the Registration Statement of Intraware, Inc. on Form S-4. In giving such consent, neither this firm nor Robert S. Cochran individually, is acknowledging that we fall into the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Securities and Exchange Commission.

                                          Sincerely yours,

                                          [SIGNATURE]

                                          Robert D. Cochran

RDC:mt